<PG$PCN,300000000>

                              INDEX OF ATTACHMENTS
                                     ITEM 77

SUB-ITEM 77C   Submission of Matters to a Vote of Security Holders

SUB-ITEM 77I   Terms of new or amended securities

SUB-ITEM 77M   Mergers

SUB-ITEM 77O   Transactions Effected Pursuant to Rule 10f-3

SUB-ITEM 77Q1  EXHIBIT (a): Amendment to registrant's Declaration of Trust
               EXHIBIT (b): Investment policy of registrant
               EXHIBIT (d): Constituent instruments defining the rights of holders of new classes of securities
               EXHIBIT (e): New or amended advisory contracts
               EXHIBIT (g): Merger or Consolidation Agreements